EXHIBIT 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CM HOLDINGS, INC.

     It is hereby certified that:

     1.  (a)  The  current  name  of  the  corporation  is  CM  Holdings,   Inc.
(hereinafter called the "corporation").

     (b) The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 30, 1993.

     2. Provision for the making of this Second Amended and Restated Certificate of Incorporation is contained in an Order, dated December 12, 1997 (the "Confirmation Order"), of the United States Bankruptcy Court for the District of Delaware in Case No. 96- 1247 (PJW) confirming the Second Amended Joint Chapter 11 Plan of Reorganization of the corporation and certain of its affiliates (the "Plan").

     3. The Confirmation Order empowers and directs the corporation to execute such documents and take, or cause to be taken, any and all actions required to enable the effective implementation of the Plan and the Confirmation Order.
Sections 8.02 and 10.02 of the Plan contemplate the filing of this Second Amended and Restated Certificate of Incorporation in order to effectuate such Plan provisions.

     4. In accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation filed on November 10, 1993, as heretofore amended or supplemented (the "1993 Restated Certificate of Incorporation").

     5. The text of the 1993 Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     "FIRST: The name of the corporation is Camelot Music Holdings, Inc.

     SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: Section (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 30,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or the issuance of which is then authorized under any stock option or similar plan to which the corporation is a party) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon.

     Section (2) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

     Section (3) Pursuant to Section 9.04 of the Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan"), as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in Case No. 96-1247 (PJW), as of the Effective Date (as that term is defined in the Plan), any and all of the authorized capital stock of the corporation existing immediately prior to the Effective Date, whether issued or unissued, including any right to acquire such capital stock pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, exchange rights, warrants, options or other rights, was deemed cancelled and of no further force or effect without any action on the part of the stockholders or Board of Directors of the corporation. The holders of such cancelled capital stock and any cancelled right to acquire such capital stock have no rights arising from or relating to such capital stock (or the stock certificates representing such cancelled stock) or any right to acquire such capital stock.

     FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, as now in effect or as may be amended from time to time (the "laws of the State of Delaware"), subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. The affirmative vote of the holders of at least a majority in voting power of the stock of the corporation entitled to vote generally in the election of directors shall be required in order to alter, amend or repeal any provision of this Second Amended and Restated Certificate of Incorporation.

     SIXTH: Section (1) To the fullest extent permitted by the laws of the State of Delaware:

     (a) The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, if a director or officer of the corporation, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. Without limiting the indemnification rights provided in the first sentence of this subsection (a) of this Section 1 of Article Sixth, the corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

     (b) The corporation shall promptly pay expenses upon presentation of appropriate documentation incurred by (i) any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this
Section 1 of Article Sixth and (ii) any person whom the corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this
Section 1 of Article Sixth in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals.

     (c) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Section 1 of Article Sixth against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 1 of Article Sixth or otherwise.

     (d) The provisions of this Section 1 of Article Sixth shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption of this Section 1 of Article Sixth, whether arising from acts or omissions to act occurring before or after such adoption. The provisions of this
Section 1 of Article Sixth shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Section 1 of Article Sixth and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification of this Section 1 of Article Sixth or any such law shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts (except to the extent required by any such law of the State of Delaware or any such applicable law). If any provision of this
Section 1 of Article Sixth shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions of this Section 1 of Article Sixth. The rights of indemnification provided in this Section 1 of Article Sixth shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, pursuant to this Second Amended and Restated Certificate of Incorporation, pursuant to the Plan, by vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Section 1 of Article Sixth shall be made to the fullest extent permitted by law.

     (e) For purposes of this Article Sixth, references to "other enterprises" shall include, but not be limited to, employee benefit plans; references to "fines" shall include, but not be limited to, any excise taxes or penalties assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include, but not be limited to, any service as a director, officer, employee, fiduciary or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

     Section (2) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     SEVENTH: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors; provided, however, that the initial number of directors shall be seven. In accordance with Section 8.02 of the Plan, the initial directors shall be the persons designated in a notice filed with the Bankruptcy Court (as such notice may be amended on or prior to the Effective Date (as defined in the Plan)). A director shall hold office until the annual meeting next following his election and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Election of directors by the corporation need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of all shares present in person or represented by proxy at a meeting of the
stockholders  at  which   directors  are  to  be  elected.   Any  newly  created
directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of the corporation and until his successor shall be elected and shall qualify. Directors may be elected by the stockholders only at an annual meeting of stockholders, provided that, if any applicable provision of the laws of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting by the affirmative vote of a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors. Any director may be removed, with or without cause, by the affirmative vote of a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors.

     EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation may be effected at a duly called annual or special meeting of such holders or by consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation, by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or by the holders of 33 1/3% of the voting power of all shares of the corporation entitled to vote generally in the election of directors.

     NINTH: The corporation shall be governed by Section 203 of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

     TENTH: To the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code"), the corporation will not issue non-voting equity securities; provided, however, this Article Tenth (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such Section 1123 is in effect and applicable to the corporation and (c) may be amended or eliminated in accordance with applicable law as from time to time in effect.

     ELEVENTH: This Second Amended and Restated Certificate of Incorporation takes the place and supersedes the existing Amended and Restated Certificate of Incorporation as heretofore amended."

     IN WITNESS WHEREOF, CM HOLDINGS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Jack K. Rogers, its Executive Vice President and Chief Financial Officer, this day of January, 1998.

                                       CM HOLDINGS, INC.

                                       By /s/ Jack K. Rogers
                                          ----------------------------
                                       Name:  Jack K. Rogers
                                       Title: Executive Vice President and
                                              Chief Financial Officer


Attest:

__________________________